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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 30, 2005, except for the effects of the reorganization discussed in Note 5 to the consolidated financial statements, as to which the date is November 25, 2005, in the Registration Statement (Form F-1) and related Prospectus of Copa Holdings, S.A. for the registration of shares of its Class A common stock.


                                        /s/ Ernst & Young

Panama City, Republic of Panama
November 25, 2005